Exhibit 14.2

Form of Lock-Up Agreement

Alexander Capital L.P.

10 Drs James Parker Blvd, Ste 202

Red Bank, NJ 07701

Ladies and Gentlemen:

The undersigned understands that Alexander Capital L.P. (the “Underwriter”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with BRB Foods Inc., a Wyoming company (the “Company”), providing for the initial public offering in the United States (the “Initial Public Offering”) of a certain number of the Company’s common stock, par value $0.001 per share (the “Shares”). For purposes of this letter agreement, “Securities” shall mean the Company’s Shares.

In order to induce the Underwriters (as defined in the Underwriting Agreement) to continue their efforts in connection with the Offering, and in light of the benefits that the Offering will confer upon the undersigned in its capacity as a shareholder and/or an officer, director or employee of the Company, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Representative that, during the period beginning on and including the date of this Agreement through and including the date that is one (1) year from the date of closing of the Offering (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representative, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or announce the intention to otherwise dispose of, any Securities owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (including, without limitation, Securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as amended, and as the same may be amended or supplemented on or after the date hereof from time to time (the “Securities Act”)) (such shares, the “Beneficially Owned Shares”) or securities convertible into or exercisable or exchangeable for Securities, (ii) file or cause to be filed any registration statement with the U.S. Securities and Exchange Commission (the “Commission”) relating to the offering of any shares of the Company or any securities convertible into or exercisable or exchangeable for shares of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank, or (iv) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable for Securities, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition.

The restrictions set forth in the immediately preceding paragraph shall not apply to:

(1) if the undersigned is a natural person, any transfers made by the undersigned (a) as a bona fide gift to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, (b) by will or intestate succession upon the death of the undersigned, (c) as a bona fide gift to a charity or educational institution, (d) any transfer pursuant to a qualified domestic relations order or in connection with a divorce; or (e) if the undersigned is or was an officer, director or employee of the Company, to the Company pursuant to the Company’s right of repurchase upon termination of the undersigned’s service with the Company;

(2) if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfers to any shareholder, partner or member of, or owner of a similar equity interest in, the undersigned, as the case may be, if, in any such case, such transfer is not for value;

(3) if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfer made by the undersigned (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s share capital, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this Agreement or (b) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate (as defined below) of the undersigned and such transfer is not for value;

(4) (a) exercises of stock options or equity awards granted pursuant to an equity incentive or other plan or warrants to purchase Shares or other securities (including by cashless exercise to the extent permitted by the instruments representing such stock options or warrants so long as such cashless exercise is effected solely by the surrender of outstanding stock options or warrants to the Company and the Company’s cancellation of all or a portion thereof to pay the exercise price), provided that in any such case the securities issued upon exercise shall remain subject to the provisions of this Agreement (as defined below); (b) transfers of Shares or other securities to the Company in connection with the vesting or exercise of any equity awards granted pursuant to an equity incentive or other plan and held by the undersigned to the extent, but only to the extent, as may be necessary to satisfy tax withholding obligations pursuant to the Company’s equity incentive or other plans;

(5) the exercise by the undersigned of any warrant(s) issued by the Company prior to the date of this Agreement, including any exercise effected by the delivery of shares of Securities of the Company held by the undersigned; provided, that, the Shares received upon such exercise shall remain subject to the restrictions provided for in this Agreement;

(6) the occurrence after the date hereof of any of (a) an acquisition by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of effective control (whether through legal or beneficial ownership of share capital of the Company, by contract or otherwise) of 50% of the voting securities of the Company, (b) the Company merges into or consolidates with any other entity, or any entity merges into or consolidates with the Company, (c) the Company sells or transfers all or substantially all of its assets to another person, or (d) provided, that, the Securities received upon any of the events set forth in clauses (a) through (c) above shall remain subject to the restrictions provided for in this Agreement;

(7) the Offering;

(8) transfers consented to, in writing by the Representative;

(9) transactions relating to Shares acquired in open market transactions after the completion of the Offering; provided that, no filing by any party under the Exchange Act or other public announcement shall be required or shall be voluntarily made in connection with such transactions;

provided however, that in the case of any transfer described in clauses (1), (2) or (3) above, it shall be a condition to the transfer that the transferee executes and delivers to the Representative, acting on behalf of the Underwriters, not later than one business day prior to such transfer, a written agreement, in substantially the form of this Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to the Representative.

In addition, the restrictions set forth herein shall not prevent the undersigned from entering into a sales plan pursuant to Rule 10b5-1 under the Exchange Act after the date hereof, provided that (i) a copy of such plan is provided to the Representative promptly upon entering into the same and (ii) no sales or transfers may be made under such plan until the Lock-Up Period ends or this Agreement is terminated in accordance with its terms. For purposes of this paragraph, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act.

If the Undersigned is an officer or director of the Company, (i) the Representative agrees that at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a Transfer of Securities, the Representative will notify the Company of the impending release or waiver and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release substantially in the form of Annex II thereto through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

In furtherance of the foregoing, (1) the undersigned also agrees and consents to the entry of stop transfer instructions with any duly appointed transfer agent for the registration or transfer of the securities described herein against the transfer of any such securities except in compliance with the foregoing restrictions, and (2) the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This Agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned for the term of the Lock-Up Period.

This Agreement shall automatically terminate upon the earliest to occur, if any, of (1) either the Representative, on the one hand, or the Company, on the other hand, advising the other that they have determined not to proceed with the Offering, (2) termination of the Underwriting Agreement before the sale of Securities, or (3) the withdrawal of the Registration Statement.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the conflict of laws principles thereof.

[ Signature Page Follows ]

Very truly yours,

(Name - Please Print)

(Signature)

(Name of Signatory, in the case of entities - Please Print)

(Title of Signatory, in the case of entities - Please Print)

Address:

# of Shares by Signatory: